Exhibit 99.1

FOR IMMEDIATE RELEASE	OCTOBER 26, 2005

Investor Relations Contact:	Media Relations Contact:
Diana Matley 408-433-4365 diana@lsil.com	Tara Yingst 408-433-7139 tara@lsil.com

CC05-99
LSI LOGIC REPORTS 27% YEAR-OVER-YEAR REVENUE GROWTH
Third Quarter News Release Summary
■	Revenues of $482 million, consistent with previous guidance.

■	Revenues up 27 percent compared to Q3 2004.

■	Gross margin of 44 percent, consistent with previous guidance.

■	Generated positive operating cash flow for 14th consecutive quarter.

■	GAAP* net loss of 19 cents per diluted share, compared to a net loss of 73 cents per diluted share in Q3 2004.

■	Net income, excluding special items**, of 11 cents per diluted share, compared to a net loss, excluding special items, of 7 cents per diluted share in Q3 2004.
Fourth Quarter Business Outlook
■	Projected revenue of $475 million to $500 million.

■	GAAP* net income range of 4–6 cents per diluted share.

■	Net income, excluding special items**, in the range of 10–12 cents per diluted share.

*      Generally Accepted Accounting Principles.
**     Acquisition-related amortization, restructuring and other special items.
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LSI Logic Reports Q3 2005 Financial Results October 26, 2005	Page 2 of 4
STORAGE SYSTEMS AND CONSUMER PRODUCTS DRIVE THIRD QUARTER REVENUES
Milpitas, California – LSI Logic Corporation (NYSE: LSI) today reported third quarter 2005 revenues of $482 million compared to the $481 million reported in the second quarter of 2005, and a 27 percent increase over the $380 million reported in the third quarter of 2004.
Cash and short-term investments totaled $845 million at the end of the third quarter of 2005. LSI Logic generated positive operating cash flow for the 14th consecutive quarter.
Third quarter 2005 GAAP* net loss of $73 million or 19 cents per diluted share was mainly attributable to the $91 million restructuring charge associated with the planned sale of the company’s Gresham, Oregon manufacturing facility. The company anticipates incurring related restructuring charges of less than $3 million per quarter in the fourth quarter of 2005 and the first two quarters of 2006. LSI Logic reported second quarter 2005 GAAP net income of $25 million or 6 cents per diluted share. Third quarter 2004 GAAP net loss was $282 million or 73 cents per diluted share, which included a $206 million non-cash charge for the Gresham facility impairment.
Third quarter 2005 net income, excluding special items**, was $45 million or 11 cents per diluted share compared to second quarter 2005 net income, excluding special items, of $45 million or 11 cents per diluted share. Excluding special items, third quarter 2004 net loss was $25 million or 7 cents per diluted share.
“Our storage systems subsidiary, Engenio Information Technologies, reported record third quarter revenues and our Consumer Products Group revenues, led by our DoMiNo® architecture-based products for DVD-recorder and cable set-top box customers and custom solutions for the digital audio player market, were robust in the third quarter,” said Abhi Talwalkar, LSI Logic president and chief executive officer. “After serving as a primary driver in the first two quarters of the year, our storage ASICs and storage standard products businesses softened in the third quarter as customers worked down inventory. We are confident that the insatiable demand for storage, coupled with our market leadership and first-mover advantages, is expected to drive fourth quarter revenue growth for these businesses.
“In the third quarter, LSI Logic announced a broad-based reorganization and the adoption of a fabless manufacturing model. We are on track to exceed the Semiconductor Industry Association’s current estimate of six percent for the worldwide semiconductor industry’s 2005 growth rate. During the coming quarters, we will intensify our efforts to drive long-term revenue growth, capitalize on our market share and technology leadership positions in strategic markets and identify opportunities to enhance our competitive position in the global marketplace.”
“LSI Logic continues to stay focused on streamlining operations and driving profitability,” said Bryon Look, LSI Logic chief financial officer. “We have increased our ongoing

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LSI Logic Reports Q3 2005 Financial Results October 26, 2005	Page 3 of 4
efforts to identify synergies and drive efficiencies across the company in order to deliver greater value to our shareholders.
“Since we announced our intent to sell our Gresham manufacturing facility, we have had detailed discussions with numerous parties. The process of selling a semiconductor fabrication facility is complex, but we are encouraged by the interest from qualified buyers.”
LSI Logic Fourth Quarter Business Outlook

	GAAP*	Special Items**	Excluding Special Items
Revenues	$475 million to $500 million		$475 million to $500 million
Gross Margin	43-44 percent		43-44 percent
Operating Expenses	$179 million to $183 million	Approximately $23 million**	$156 million to $160 million
Net Other Income / (Expense)	$(2) to $(3) million		$(2) to $(3) million
Tax Provision	$6.25 million		$6.25 million
Net Income Per Share	$0.04 to $0.06	Approximately $0.06	$0.10 to $0.12
Diluted Share Count	404 million		404 million
Capital spending is projected to be around $20 million in the fourth quarter, and approximately $60 million in total for 2005.
Fourth quarter depreciation and software amortization is expected to be approximately $15 million.

*      Generally Accepted Accounting Principles
**     Acquisition-related amortization, restructuring and other special items .
NOTE: The company’s financial guidance will be limited to the comments made on today’s public conference call and contained in the Fourth Quarter Business Outlook section of this news release.
LSI Logic Conference Call Information
LSI Logic will hold a conference call today at 2 p.m. PDT to discuss third quarter financial results and the fourth quarter business outlook. The number is 1-303-262-2052. Internet users can access the conference call by visiting http://www.lsilogic.com/investors. A replay of the call will be available today at approximately 4:30 p.m. PDT and will be available for 48 hours. The replay access numbers are 1-800-405-2236 within the U.S. and 1-303-590-3000 for all other locations, passcode 11034680#.

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LSI Logic Reports Q3 2005 Financial Results October 26, 2005	Page 4 of 4
Safe Harbor for Forward-Looking Statements: This news release contains forward-looking statements, which include the following: the expected drive for fourth quarter 2005 growth in the storage ASICs and storage standard products businesses, the expectation to outpace the semiconductor industry growth for 2005, the expectation to intensify efforts to drive long-term revenue growth, capitalize on markets share and technology leadership positions and identify opportunities to enhance competitive position in the marketplace, projected revenues for the fourth quarter of 2005, projected GAAP net income for the fourth quarter of 2005, projected net income, excluding special items, for the fourth quarter of 2005, projected capital spending in the fourth quarter of 2005 and for the year, and expected fourth quarter of 2005 depreciation and software amortization. Forward-looking statements also include projections of gross margins, operating expenses, net other income / (expense), tax provisions, earnings per share and diluted share count. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI Logic’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: fluctuations in the timing and volumes of customer demand, particularly for storage, the company’s inability to achieve revenue objectives, the company’s inability to meet financial targets and failure to execute on its financial plan, the company’s inability to generate positive operating cash flow, control operating expenses or drive sustained revenue growth, the company’s inability to leverage technology marketplace advantages and leadership positions, the inability to identify opportunities to enhance its competitive position and the unavailability of appropriate levels of manufacturing capacity. For additional information, readers are referred to the documents filed by LSI Logic with the SEC, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K, 10-Q and 8-K. LSI Logic is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.
About LSI Logic
LSI Logic Corporation (NYSE:LSI) is a leading provider of silicon-to-system solutions that are used at the core of products that create, move and store electronic content. LSI Logic’s broad portfolio of capabilities includes customer specific and standard product ICs, host bus and RAID adapters, enterprise storage network solutions and software applications. LSI Logic products enable leading technology companies in the Consumer, Communications and Storage markets to deliver some of the most advanced and well-known electronic systems in the market today. More information is available at www.lsilogic.com.
# # #
Editor’s Notes:
1.	All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsilogic.com.

2.	The LSI Logic logo design is a registered trademark of LSI Logic Corporation.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations Excluding Special Items
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2005	2005	2004	2005	2004
Revenues	$481,716	$481,292	$380,217	$1,413,015	$1,280,471

Cost of revenues	271,511	269,531	228,418	800,782	718,424

Gross profit	210,205	211,761	151,799	612,233	562,047

Research and development	100,524	99,659	108,134	299,420	327,173
Selling, general and administrative	58,342	59,872	60,931	176,354	184,839

Income/(loss) from operations	51,339	52,230	(17,266)	136,459	50,035

Interest expense	(6,058)	(6,320)	(5,999)	(19,088)	(17,978)
Interest income and other, net	6,054	5,062	4,016	16,506	13,504

Income/(loss) before income taxes	51,335	50,972	(19,249)	133,877	45,561
Provision for income taxes	6,250	6,250	6,000	18,750	18,000

Net income/(loss) excluding special items	$45,085	$44,722	$(25,249)	$115,127	$27,561

Income/(loss) per share excluding special items:
Basic	$0.12	$0.11	$(0.07)	$0.30	$0.07

Diluted	$0.11	$0.11	$(0.07)	$0.29	$0.07

Shares used in computing per share amounts:
Basic	391,017	389,088	384,876	389,247	383,355

Diluted	402,664	393,427	384,876	395,406	388,319

Statements of operations excluding special items are intended to present the Company’s operating results, excluding special items described below, for the periods presented.
During the three month period ended September 30, 2005, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, and restructuring of operations and other items, net, and other special items. The other special items consisted of write-downs of certain equity securities due to impairment.
During the three month period ended June 30, 2005, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, and restructuring of operations and other items, net, and other special items. The other special items consisted of gains on certain equity securities, and gains associated with the repurchase of a portion of the Company’s Convertible Subordinated Notes.
During the three month period ended September 30, 2004, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, restructuring of operations and other items, net, and other special items. The other special items consisted of write-downs of certain equity securities due to impairment and fees related to our subsidiary Engenio’s initial public offering, which was postponed in August of 2004 due to market conditions. These charges were offset in part by gains associated with the repurchase of a portion of the Company’s Convertible Subordinated Notes.
During the nine month period ended September 30, 2005, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, and restructuring of operations and other items, net, and other special items. The other special items consisted of gains on certain equity securities, gains associated with the repurchase of a portion of the Company’s Convertible Subordinated Notes, and write-downs of certain equity securities due to impairment.
During the nine month period ended September 30, 2004, the special items represented all the items mentioned above in addition to gains on certain equity securities.
For the three month periods ended September 30, 2005, June 30, 2005, and September 30, 2004, the statements excluding special items are prepared using the Company’s calculated tax expense of $6,250, $6,250 and $6,000, respectively when excluding special items. For the nine month periods ended September 30, 2005 and 2004, the statements excluding special items are prepared using the Company’s calculated tax expense of $18,750 and $18,000, respectively when excluding special items.
For the three month periods ended September 30, 2005 and June 30, 2005, 11,647 and 4,339 shares, respectively were considered dilutive common stock equivalents and included in the computation of diluted income per share excluding special items. For the three month period ended September 30, 2004, all common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect. For the nine month periods ended September 30, 2005 and 2004, 6,159 and 4,964 shares, respectively were considered dilutive common stock equivalents and included in the computation of diluted income per share excluding special items.
A reconciliation from net income/(loss) excluding special items to the reported results is presented on the following page.
The format presented above is not intended to be in accordance with Generally Accepted Accounting Principles.

LSI LOGIC CORPORATION
Reconciliation of Net Income/(loss) Excluding Special Items to GAAP Results
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2005	2005	2004	2005	2004
Net income/(loss) excluding special items	$45,085	$44,722	$(25,249)	$115,127	$27,561

Special items:
Amortization of acquisition related items including intangibles and non-cash deferred stock compensation	(17,006)	(18,785)	(21,805)	(54,859)	(63,306)
Restructuring of operations and other items, net	(99,986)	(7,156)	(228,624)	(108,675)	(231,055)
Other special items	(1,487)	6,481	(6,754)	4,994	695

Total special items	(118,479)	(19,460)	(257,183)	(158,540)	(293,666)

Net (loss)/income	$(73,394)	$25,262	$(282,432)	$(43,413)	$(266,105)

Basic (loss)/income per share:
Net income/(loss) excluding special items	$0.12	$0.11	$(0.07)	$0.30	$0.07
Special items **	(0.31)	(0.05)	(0.66)	(0.41)	(0.76)

Net (loss)/income	$(0.19)	$0.06	$(0.73)	$(0.11)	$(0.69)

Diluted (loss)/income per share*:
Net income/(loss) excluding special items	$0.11	$0.11	$(0.07)	$0.29	$0.07
Special items **	(0.30)	(0.05)	(0.66)	(0.40)	(0.76)

Net (loss)/income	$(0.19)	$0.06	$(0.73)	$(0.11)	$(0.69)

Shares used in computing per share amounts:
Basic	391,017	389,088	384,876	389,247	383,355

Diluted	391,017	393,427	384,876	389,247	383,355

*	For the three month periods ended September 30, 2005 and 2004, all common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect. For the three month period ended June 30, 2005, 4,339 shares were considered dilutive common stock equivalents and included in the computation of diluted income per share. For the nine month periods ended September 30, 2005 and 2004, all common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect.

**	This line item includes rounding adjustments.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2005	2005	2004	2005	2004
Revenues	$481,716	$481,292	$380,217	$1,413,015	$1,280,471

Cost of revenues	271,511	269,531	228,418	800,782	718,424

Gross profit	210,205	211,761	151,799	612,233	562,047

Research and development	100,524	99,659	108,134	299,420	327,173
Selling, general and administrative	58,342	59,872	63,460	176,354	188,375
Restructuring of operations and other items, net	99,986	7,156	228,624	108,675	231,055
Amortization of acquisition related items including intangibles and non-cash deferred stock compensation *	17,006	18,785	21,805	54,859	63,306

(Loss)/income from operations	(65,653)	26,289	(270,224)	(27,075)	(247,862)

Interest expense	(6,058)	(6,320)	(5,999)	(19,088)	(17,978)
Interest income and other, net	4,567	11,543	(209)	21,500	17,735

(Loss)/income before income taxes	(67,144)	31,512	(276,432)	(24,663)	(248,105)
Provision for income taxes	6,250	6,250	6,000	18,750	18,000

Net (loss)/income	$(73,394)	$25,262	$(282,432)	$(43,413)	$(266,105)

(Loss)/income per share:
Basic	$(0.19)	$0.06	$(0.73)	$(0.11)	$(0.69)

Diluted **	$(0.19)	$0.06	$(0.73)	$(0.11)	$(0.69)

Shares used in computing per share amounts:
Basic	391,017	389,088	384,876	389,247	383,355

Diluted	391,017	393,427	384,876	389,247	383,355

*	The amortization of acquisition related items including intangibles and non-cash deferred stock compensation for the three month period ended September 30, 2005 are comprised of the following items:

Amortization of intangibles	$15,693
Amortization of non-cash deferred stock compensation	1,313

$17,006

**	For the three month periods ended September 30, 2005 and 2004, all common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect. For the three month period ended June 30, 2005, 4,339 shares were considered dilutive common stock equivalents and included in the computation of diluted income per share. For the nine month periods ended September 30, 2005 and 2004, all common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect.

LSI LOGIC CORPORATION
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	September 30,	June 30,	December 31,
	2005	2005	2004
Assets

Current assets:
Cash and short-term investments	$845.0	$782.0	$814.6
Accounts receivable, net	298.5	284.9	272.1
Inventories	189.1	185.7	218.9
Prepaid expenses and other current assets	151.8	61.0	59.7

Total current assets	1,484.4	1,313.6	1,365.3

Property and equipment, net	97.9	288.5	311.9
Goodwill and other intangibles	1,023.0	1,038.7	1,081.6
Other assets	113.2	106.7	115.2

Total assets	$2,718.5	$2,747.5	$2,874.0

Liabilities and Stockholders’ Equity

Current liabilities:
Other current liabilities	$429.6	$394.5	$396.2
Current portion of long-term obligations	—	—	0.1

Total current liabilities	429.6	394.5	396.3

Long-term debt	624.8	626.0	781.9
Tax related liabilities and other	77.3	75.3	77.6

Total liabilities	1,131.7	1,095.8	1,255.8

Minority interest in subsidiary	0.2	0.2	0.3

Stockholders’ equity:
Common stock	3,001.1	2,990.1	2,973.4
Deferred stock compensation	(13.3)	(10.6)	(8.9)
Accumulated deficit	(1,427.7)	(1,354.3)	(1,384.3)
Accumulated other comprehensive income	26.5	26.3	37.7

Total stockholders’ equity	1,586.6	1,651.5	1,617.9

Total liabilities and stockholders’ equity	$2,718.5	$2,747.5	$2,874.0

LSI LOGIC CORPORATION
Statement of Cash Flows
(In thousands, except where noted)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2005	2005	2004	2005	2004
Operating Activities:
Net (loss)/income	$(73,394)	$25,262	$(282,432)	$(43,413)	$(266,105)
Adjustments:
Depreciation & amortization *	38,175	41,528	43,966	120,468	136,407
Amortization of non-cash deferred stock compensation	1,313	1,172	2,593	3,940	6,422
Non-cash restructuring and other items	85,311	501	207,673	86,661	214,058
Loss on write-down/(gain) on sale and exchange of equity securities	1,487	(2,311)	5,991	(824)	(2,113)
Gain on repurchase of Convertible Subordinated Notes	—	(4,123)	(1,767)	(4,123)	(1,767)
(Gain)/loss on sales of property and equipment	(88)	51	(1,944)	(91)	(5,881)
Changes in deferred tax assets and liabilities	58	17	(387)	112	238

Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(13,615)	(25,429)	24,125	(26,468)	(32,855)
Inventories	(3,393)	17,626	(34,331)	29,767	(46,032)
Prepaid expenses and other assets	6,070	(3,045)	3,709	(2,090)	(2,068)
Accounts payable	8,496	7,088	19,645	6,118	29,908
Accrued and other liabilities	27,120	1,476	39,521	26,627	34,343

Net cash provided by operating activities	77,540	59,813	26,362	196,684	64,555

Investing activities:
Purchases of debt securities available-for-sale	(134,708)	(150,207)	(186,679)	(397,240)	(641,435)
Maturities and sales of debt securities available-for-sale	82,045	180,870	228,720	365,228	568,178
Purchases of equity securities	—	—	—	—	(2,250)
Proceeds from sales of equity securities	—	3,871	—	3,871	10,518
Purchases of property, equipment and software	(15,906)	(10,987)	(16,576)	(35,326)	(41,794)
Proceeds from sale of property and equipment	184	1,804	2,761	3,399	8,597
Decrease in non-current assets and deposits	—	—	329,831	—	369,464
Increase in non-current assets and deposits	—	—	(312,973)	—	(313,013)
Acquisitions of companies, net of cash acquired	—	—	—	—	(32,025)
Adjustment to goodwill acquired in a prior year for resolution of a pre-acquisition income tax contingency	—	1,870	—	7,662	—

Net cash (used in)/provided by investing activities	(68,385)	27,221	45,084	(52,406)	(73,760)

Financing activities:
Issuance of common stock	7,247	11,472	54	20,073	17,864
Repurchase of Convertible Subordinated Notes	—	(148,126)	(68,117)	(148,126)	(68,117)
Purchase of minority interest in subsidiary	—	—	(525)	—	(7,978)
Repayment of debt obligations	—	(32)	(81)	(129)	(297)

Net cash provided by/(used in) financing activities	7,247	(136,686)	(68,669)	(128,182)	(58,528)

Effect of exchange rate changes on cash and cash equivalents	(2,204)	(3,626)	1,447	(9,165)	678

Increase/(decrease) in cash and cash equivalents	14,198	(53,278)	4,224	6,931	(67,055)

Cash and cash equivalents at beginning of period	211,456	264,734	198,403	218,723	269,682

Cash and cash equivalents at end of period	$225,654	$211,456	$202,627	$225,654	$202,627

*	Depreciation of fixed assets, amortization of intangible assets, software, capitalized intellectual property, debt issuance costs and deferred gains on cancelled interest rate swaps.

LSI LOGIC CORPORATION
Selected Financial Information (GAAP)
(In millions, except where noted)
(Unaudited)

	Three Months Ended
	Sept. 30,	June 30,	Sept. 30,
	2005	2005	2004
Semiconductor revenues (a)	$311.7	$325.2	$249.8
Storage Systems revenues (a)	$170.0	$156.1	$130.4
Total revenues	$481.7	$481.3	$380.2
Percentage change in revenues-qtr./qtr. (b)	0.1%	7.0%	-15.1%
Percentage change in revenues-yr./yr. (c)	26.7%	7.5%	-15.5%

Days sales outstanding	56	53	63
Days of inventory	63	62	96
Current ratio	3.5	3.3	3.2
Quick ratio	2.7	2.7	2.3

Gross margin as a percentage of revenues	43.6%	44.0%	39.9%
R&D as a percentage of revenues	20.9%	20.7%	28.4%
SG&A as a percentage of revenues	12.1%	12.4%	16.7%

Employees (d)	4,415	4,342	4,866
Revenues per employee (in thousands) (e)	$436.4	$443.4	$312.5

Selected Cash Flow information
Purchases of property and equipment (f)	$14.8	$8.2	$15.5
Depreciation / amortization (g)	$20.6	$22.3	$23.0

(a)	For the three months ended June 30, 2005 and September 30, 2004, amounts presented have been recast to include RAID Storage Adapter (RSA) revenues into Storage Systems revenues from Semiconductor revenues.

(b)	Represents sequential quarter growth in revenues.

(c)	Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

(d)	Actual number of employees at the end of each period presented.

(e)	Revenue per employee is calculated by annualizing revenue for each quarter presented and dividing it by the number of employees.

(f)	Excludes purchases of software.

(g)	Represents depreciation of fixed assets and amortization of software.
Revenues for the Semiconductor and Storage Systems segments before and after the new organization announced in August 2005:

		Three Months Ended					Three Months Ended
	2003	2004				2004	2005
	Year	Mar. 31,	June 30,	Sept. 30,	Dec. 31,	Year	Mar. 31,	June 30,	Sept. 30,

Before new organization
Semiconductor	$1,269.7	$336.9	$335.6	$283.5	$292.5	$1,248.5	$343.6	$362.4	$350.4
Storage Systems	423.4	115.5	112.3	96.7	127.2	451.7	106.4	118.9	131.3

Total	$1,693.1	$452.4	$447.9	$380.2	$419.7	$1,700.2	$450.0	$481.3	$481.7

Recast for new organization
Semiconductor	$1,124.1	$295.4	$295.8	$249.8	$254.2	$1,095.2	$304.0	$325.2	$311.7
Storage Systems	569.0	157.0	152.1	130.4	165.5	605.0	146.0	156.1	170.0

Total	$1,693.1	$452.4	$447.9	$380.2	$419.7	$1,700.2	$450.0	$481.3	$481.7